EXHIBIT 10.3

WAIVER AND AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
AND
AMENDMENT NO. 2 TO THE AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NO. 2 TO THE AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT (this "Amendment"), dated August 10, 2020, is made and entered into by and among ASURE SOFTWARE, INC., a Delaware corporation ("Borrower"), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent") and the Lenders party hereto.

RECITALS

WHEREAS, Borrower, the lenders party thereto as "Lenders" and Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of December 31, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement;

WHEREAS, Agent has informed Borrower that Events of Default have occurred or will occur under the Credit Agreement, in each case as further set forth on Exhibit A hereto (the "Existing and Anticipated Defaults"); and

WHEREAS, Borrower has requested that Agent and Required Lenders waive the Existing and Anticipated Defaults and amend each of the Credit Agreement and the Guaranty and Security Agreement in certain respects, and Agent and the Required Lenders are willing to do so, in each case subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
WAIVER TO THE CREDIT AGREEMENT

Notwithstanding anything to the contrary in the Credit Agreement or elsewhere in the Loan Documents, subject to the satisfaction of the conditions set forth herein, and in reliance on the representations and warranties set forth herein, the Required Lenders hereby waive the Existing and Anticipated Defaults. In connection with the foregoing, (a) each Lender hereby waives Borrower’s obligation to pay default interest accruing from May 11, 2020 through and including the date hereof and (b) Agent and each Lender hereby waive the Applicable Partial Prepayment Premium (as defined in the Fee Letter) that is otherwise due and payable on the date hereof in respect of the partial Term Loan prepayment under Section 3(b) of this Amendment.

Agent further confirms that due to the waiver of the Existing and Anticipated Defaults pursuant to this Article I, after the date hereof, the Agent and the Lenders shall no longer charge default interest pursuant to Section 2.6(c) of the Credit Agreement on the outstanding Obligations. Nothing in this Amendment changes any of the reporting deadlines set forth on Schedule 5.1.

ARTICLE II
AMENDMENTS TO THE CREDIT AGREEMENT
AND
THE GUARANTY AND SECURITY AGREEMENT

2.01     Notwithstanding anything to the contrary in the Credit Agreement or elsewhere in the Loan Documents, subject to the satisfaction of the conditions set forth herein, and in reliance on the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)     Section 2.2 of the Credit Agreement is hereby amended by amending and restating the table of Installment Amounts and corresponding payment dates set forth in such section in its entirety as follows:

Date	Installment Amount
September 30, 2020 and the last day of each fiscal quarter thereafter through and including December 31, 2021	$62,500.00
March 31, 2022 and the last day of each fiscal quarter thereafter	$125,000.00

(b)     Section 2 of the Credit Agreement is hereby amended by adding the following Section 2.14 to the end of such section as follows:

2.14.     Incremental Facilities.

(a)     At any time during the period from and after the Covenant Conversion Date, at the option of Borrower (but subject to the conditions set forth in clause (b) below), the Term Loan may be increased by an amount in the aggregate for all such increases of the Term Loan not to exceed the Available Increase Amount (each such increase, an "Increase"). Agent shall invite each Lender to increase its Pro Rata Share of the Term Loan (it being understood that no Lender shall be obligated to increase its Pro Rata Share of the Term Loan) in connection with a proposed Increase at the interest margin proposed by Borrower, and if sufficient Lenders do not agree to increase their Pro Rata Share of the Term Loan in connection with such proposed Increase, then Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Agent and Borrower to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $3,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the Term

Loan be increased pursuant to this Section 2.14 on more than two (2) occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of Increases to the Term Loan exceed $15,000,000.

(b)     Each of the following shall be conditions precedent to any Increase of the Term Loan and the making of the additional portion of the Term Loan (each, an "Additional Portion of the Term Loan" and collectively, the "Additional Portions of the Term Loan") in connection therewith:

(i)     Agent or Borrower have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrower to provide the applicable Increase and any such Lenders (or prospective lenders), Borrower, and Agent have signed a joinder agreement to this Agreement (an "Increase Joinder"), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrower, and Agent are party,

(ii)     each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii)     in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrower shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrower, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board,

(iv)      Borrower has delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for the Loan Parties and their Subsidiaries evidencing (A) that on a pro forma basis after giving effect to the applicable Increase, the Leverage Ratio of the Loan Parties and their Subsidiaries as of the end of the month most recently ended as to which financial statements were required to be delivered pursuant to this Agreement was at least 0.25 less than the maximum Leverage Ratio permitted pursuant to Section 7(d) for such fiscal quarter, and (B) compliance on a pro forma basis with Section 7 for the twelve months (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase, and

(v)     Borrowers shall have reached agreement with the Lenders (or prospective lenders) making the Additional Portion of the Term Loan with respect to the interest margins applicable to the Additional Portion of the Term Loan (which interest margins may be higher than or equal to the interest margins applicable to the Term Loan set forth in this Agreement immediately prior to the date of the making of such Additional Portion of the Term Loan, as applicable (the date of the effectiveness of the making of such Additional Portion of the Term Loan, as applicable, the "Increase Date")) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Additional Portion of the Term Loan). Anything to the contrary contained herein notwithstanding, if the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Additional Portion of the Term Loan) that is to be applicable to the Additional Portion of the Term Loan is higher than the all-in yield (including interest margins, interest floors, and any original issue discount or similar yield-related discounts or payments, but excluding any arrangement, underwriting, or similar fees payable in connection therewith that are not paid to all Lenders providing the Increase the Additional Portion of the Term Loan) applicable to the Term Loan hereunder immediately prior to the applicable Increase Date (the amount by which all-in yield is higher, the "Excess"), then the interest margin applicable to the Term Loan immediately prior to the Increase Date shall be increased by the amount of the Excess effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c)     Anything to the contrary contained herein notwithstanding, each Additional Portion of the Term Loan shall be repaid in installments on the following dates and in the following amounts (it being understood and agreed that only such installment payments arising after such Additional Portion of the Term Loan is made shall be required to be paid, but such installment payments shall be in addition to the payments required to be paid pursuant to Section 2.2):

Date	Installment Amount
The last day of each fiscal quarter ended after the first Increase Date and on or prior to December 31, 2021	0.625% of the aggregate principal amount of Increases to the Term Loan made as of such date
The last day of each fiscal quarter ended after the first Increase Date and after December 31, 2021	1.25% of the aggregate principal amount of Increases to the Term Loan made as of such date

The outstanding unpaid principal balance and all accrued and unpaid interest on such Additional Portion of the Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof.

(d)     Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to the Term Loan shall be deemed, unless the context otherwise requires, to include any Additional Portion of the Term Loan made pursuant to Increases to the Term Loan pursuant to this Section 2.14.

(e)     The Term Loan and Increases to the Term Loan established pursuant to this Section 2.14 shall constitute the Term Loan under, and shall be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrower shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Increases to the Term Loan.

(c)     Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.     FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will:

(a)     Minimum EBITDA. Prior to the Covenant Conversion Date, Achieve EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Minimum EBITDA	Applicable Period
$750,000	For the three quarter period ending September 30, 2020
$1,000,000	For the four quarter period ending December 31, 2020
$500,000	For the four quarter period ending March 31, 2021
$0	For the four quarter period ending June 30, 2021
$500,000	For the four quarter period ending September 30, 2021

$1,500,000	For the four quarter period ending December 31, 2021
$3,000,000	For the four quarter period ending March 31, 2022
$4,000,000	For the four quarter period ending June 30, 2022

(b)     Minimum Recurring Revenue. Prior to the Covenant Conversion Date, achieve Recurring Revenue, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$40,000,000	For the three quarter period ending September 30, 2020
$49,500,000	For the four quarter period ending December 31, 2020
$52,000,000	For the four quarter period ending March 31, 2021
$55,000,000	For the four quarter period ending June 30, 2021
$58,000,000	For the four quarter period ending September 30, 2021
$62,000,000	For the four quarter period ending December 31, 2021
$65,500,000	For the four quarter period ending March 31, 2022
$68,000,000	For the four quarter period ending June 30, 2022

(c)     Fixed Charge Coverage Ratio. On and after the Covenant Conversion Date, have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of not less than the applicable ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.00:1.00	For the one quarter period ending March 31, 2020
1.00:1.00	For the two quarter period ending June 30, 2020
1.00:1.00	For the three quarter period ending September 30, 2020
1.00:1.00	For the four quarter period ending December 31, 2020
1.00:1.00	For the four quarter period ending March 31, 2021
1.00:1.00	For the four quarter period ending June 30, 2021
1.00:1.00	For the four quarter period ending September 30, 2021
1.00:1.00	For the four quarter period ending December 31, 2021
1.50:1.00	For the four quarter period ending March 31, 2022
1.60:1.00	For the four quarter period ending June 30, 2022
0.87:1.00	For the four quarter period ending September 30, 2022
1.00:1.00	For the four quarter period ending December 31, 2022
2.00:1.00	For the four quarter period ending March 31, 2023 and each quarter-end thereafter

(d)     Leverage Ratio. On and after the Covenant Conversion Date, have a Leverage Ratio, measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Applicable Date(s)
3.50:1.00	December 31, 2020
3.25:1.00	March 31, 2021
3.25:1.00	June 30, 2021
2.50:1.00	September 30, 2021 and each quarter-end thereafter

(d)     Exhibit C-1 (Form of Compliance Certificate) to the Credit Agreement is hereby amended and restated in its entirety in the form of the Exhibit C-1 attached hereto.

(e)     Schedule C-1 (Commitments) to the Credit Agreement is hereby amended and restated in its entirety in the form of the Schedule C-1 attached hereto.

(f)     Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following defined term therein in appropriate alphabetical order:

"Additional Portion of the Term Loan" has the meaning specified therefor in Section 2.14 of the Agreement.

"Available Increase Amount" means, as of any date of determination, an amount equal to the result of (a) $15,000,000, minus (b) the aggregate principal amount of Increases to the Term Loan previously made pursuant to Section 2.14 of this Agreement.

"Covenant Conversion Date" means the earlier to occur of either (i) the first date after the Fourth Amendment Closing Date on which Borrower has delivered the second of two Compliance Certificates in accordance with Section 5.1 demonstrating compliance with the financial covenants set forth in Sections 7(c) and 7(d) for the applicable measurement period, for two (2) consecutive Fiscal Quarters and (ii) August 10, 2022.

"Fourth Amendment Closing Date" means August 10, 2020.

"Increase" has the meaning specified therefor in Section 2.14 of the Agreement.

"Increase Joinder" has the meaning specified therefor in Section 2.14 of the Agreement.

"Permitted Acquisition Trigger Date" means the date that is the later to occur of (x) the date that the Borrower has delivered the second of two consecutive Compliance Certificates, each in accordance with Section 5.1 and each demonstrating compliance with the financial covenants set forth in Sections 7(c) and 7(d) for the applicable measurement period, for the two most recent consecutive Fiscal Quarters and (y) August 10, 2021.

"Recurring Revenue" means all recurring software as a service, recurring hardware as a service, interests on client funds, and cloud (all as determined by Borrower’s accountants and satisfactory to Agent) subscription revenue and maintenance support revenue attributable to Borrower or any of its Subsidiaries earned during such period, calculated on a basis consistent with the financial statements delivered to Agent prior to the Closing Date.

(g)     Schedule 1.1 to the Credit Agreement is hereby amended by amending the defined term "Applicable Margin" by deleting the reference to "December 31, 2020" therein and inserting "September 30, 2021" in lieu thereof.

(h)     Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of "LIBOR Rate" therein as follows:

"LIBOR Rate" means the greater of (a) 1.00% per annum and (b) the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

(i)     Schedule 1.1 to the Credit Agreement is hereby amended by amending the defined term "Maximum Revolver Amount" by deleting the reference to "$10,000,000" therein and inserting $5,000,000 in lieu thereof.

(j)     Schedule 1.1 to the Credit Agreement is hereby amended by deleting the defined term “Minor Acquisition.”

(k)     Schedule 1.1 to the Credit Agreement is hereby amended by amending the defined term "Permitted Acquisitions" by:

(i)     deleting the reference to "means any Acquisition" therein and inserting "means any Acquisition after the Permitted Acquisition Trigger Date" in lieu thereof;

(ii)     amending and restating clause (c) thereof as follows:

(c)     Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be acceptable to Agent) created by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 of the Agreement for the 4 fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition, provided that for the purposes of calculating compliance with clause (i) and clause (ii) of this clause (c), to the extent the Leverage Ratio as set forth in Section 7(d) of this Agreement is greater than 3.00:1.00 for any period, the Leverage Ratio for such period shall be deemed to be 3.00:1.00,

(iii)     deleting the reference to "other than with respect to a Minor Acquisition," in clause (d) thereof; and

(iv)     deleting the reference to "(or 5 Business Days with respect to a Minor Acquisition)" in clause (g) thereof.

(l)     Schedule 5.1 to the Credit Agreement is hereby amended by deleting each reference to "a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable" and inserting " a Compliance Certificate along with the underlying calculations (including of the financial covenants set forth in Sections 7(c) and 7(d) whether or not tested), including the calculations to arrive at EBITDA to the extent applicable" in lieu thereof.

2.02     Notwithstanding anything to the contrary in the Credit Agreement or elsewhere in the Loan Documents, subject to the satisfaction of the conditions set forth herein, and in reliance on the representations and warranties set forth herein, Section 7(k)(iv) of the Guaranty and Security Agreement is hereby amended by adding "(or such later date as agreed to by Agent in its sole discretion)" to the end of the last sentence of such section.

2.03     This Amendment is a limited waiver and amendment and other than as set forth above in Article I and Article II hereof, nothing contained in this Amendment shall be construed as a consent or amendment to or waiver by Agent or any Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Agent or any Lender, and the failure of Agent or any Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Agent or any Lender.

ARTICLE III
CONDITIONS PRECEDENT

This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Agent and Required Lenders, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

(a)     Agent and each Lender party hereto shall have received a copy of this Amendment executed and delivered by Agent, Required Lenders and Borrower;

(b)     Borrower shall have repaid the Term Loans in an amount not less than $9,750,000;

(c)     Agent shall have received the "Amendment Fee" (as defined below);

(d)     All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by each of this Amendment shall be satisfactory in form and substance to Agent and its counsel;

(e)     After giving effect to this Amendment, the representations and warranties made by Borrower contained herein and by each Loan Party in the Credit Agreement and the other Loan Documents, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, as if those representations and warranties were made for the first time on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(f)     After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents;

(g)     After giving effect to this Amendment, no Default or Event of Default shall exist under any of the Loan Documents, and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

ARTICLE IV
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

4.01     Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and the other Loan Parties hereby agree that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Borrower and the other Loan Parties, and Agent, on behalf of itself and the Lenders, agree that the Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, and that this Amendment shall not constitute a novation.

4.02     Representations and Warranties. Borrower and each Guarantor each hereby represents and warrants, jointly and severally, to Agent and the Lender Group as of the date hereof as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect; (d) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (f) after giving effect to this Amendment, no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (g) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as consented to, amended or expressly waived herein; and (h) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified in the text thereof) on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

ARTICLE V
MISCELLANEOUS PROVISIONS

5.01     Amendment Fee. Borrowers shall pay to Agent a non-refundable amendment fee equal to $225,000 (the "Amendment Fee") which shall be fully earned and payable on the date hereof.

5.02     Agreements re the Applicable Partial Prepayment Premium. The parties hereto agree that if a Prepayment (as such term is defined in the Fee Letter) occurs on or prior to December 31, 2020; the Agent and the Lenders hereby waive any Applicable Prepayment Premium due and owing on the date of a Prepayment pursuant to the terms of the Fee Letter and Section 2.4(d) of the Credit Agreement for the outstanding balance of the Term Loan as of such date.

5.03     Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent shall affect the representations and warranties or the right of Agent to rely upon them.

5.04     Expenses of Agent and the Lender Group. The Borrower agrees to pay on demand all Lender Group Expenses incurred by Agent and any Lender in connection with this Amendment any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Documents, including, without, limitation, the costs and fees of Agent's and Required Lenders' legal counsel.

5.05     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.06     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Agent and each Lender.

5.07     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission including email transmission of a PDF image), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

5.08     Effect of Amendment. No consent or amendment, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver or amendment of any other breach of the same or any other covenant, condition or duty.

5.09     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.10     Applicable Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

5.11     Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS MODIFIED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER AND AGENT.

5.12     Release. AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND LENDERS ENTERING INTO THIS AMENDMENT, ON THE DATE HEREOF EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS (INCLUDING, WITHOUT LIMITATION, ANY TRUSTEES ACTING ON BEHALF OF SUCH LOAN PARTY AND ANY DEBTOR-IN-POSSESSION WITH RESPECT TO SUCH LOAN PARTY), ASSIGNS, SUBSIDIARIES AND AFFILIATES HEREBY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, PARENTS, SUCCESSORS AND ASSIGNS FROM ANY AND ALL LIABILITIES, OBLIGATIONS, ACTIONS, CONTRACTS, CLAIMS, CAUSES OF ACTION, DAMAGES, DEMANDS, COSTS AND EXPENSES WHATSOEVER, OF EVERY KIND AND NATURE, HOWEVER EVIDENCED OR CREATED, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE INVOLVING THE EXTENSION OF CREDIT UNDER OR ADMINISTRATION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN

DOCUMENTS OR COLLATERAL, THE OBLIGATIONS INCURRED BY BORROWERS OR ANY OTHER TRANSACTIONS EVIDENCED BY THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS.

5.13     Consent of Guarantors. The Borrower and each Guarantor, hereby (a) consent to the transactions contemplated by this Amendment and (b) agree that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each understands that neither the Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Borrower and each Guarantor, acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned's liability under such document.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

ASURE SOFTWARE, INC., a Delaware corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
MANGROVE EMPLOYER SERVICES, INC., a Florida corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ASURE PAYROLL SERVICES, INC., f/k/a MANGROVE PAYROLL SERVICES, INC., a Florida corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
MANGROVE SOFTWARE, INC., a Florida corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Waiver and Amendment No. 4 to Third Amended and Restated Credit Agreement

ASURE CONSULTING, INC. f/k/a PERSONNEL MANAGEMENT SYSTEMS, INC., a Washington corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
COMPASS HRM, INC., a Florida corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ISYSTEMS INTERMEDIATE HOLDCO, INC., a Delaware corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
ISYSTEMS LLC, a Vermont limited liability company By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
EVOLUTION PAYROLL PROCESSING LLC, a Delaware limited liability company By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Waiver and Amendment No. 4 to Third Amended and Restated Credit Agreement

ASSOCIATED DATA SERVICES, INC., an Alabama corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
TELEPAYROLL, INC., a California corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
SAVERS ADMINISTRATIVE SERVICES, INC., a North Carolina corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President
USA PAYROLLS INC., a New York corporation By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Waiver and Amendment No. 4 to Third Amended and Restated Credit Agreement

PAYROLL MAXX LLC,
a Colorado limited liability company

By:  /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer and President

PAY SYSTEMS OF AMERICA, INC.,
a Tennessee corporation

By:  /s/ Patrick Goepel
Name: Patrick Goepel
Title: Chief Executive Officer and President

ASURE PAYROLL TAX MANAGEMENT LLC, a Delaware limited liability company By: /s/ Patrick Goepel Name: Patrick Goepel Title: Chief Executive Officer and President

Signature Page to Waiver and Amendment No. 4 to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Tram Foster Name: Tram Foster Title: Authorized Signatory

Signature Page to Waiver and Amendment No. 4 to Third Amended and Restated Credit Agreement

SCHEDULE C-1

Commitments

Lender	Revolver Commitment	Term Loan Commitment*	Total Commitment
Wells Fargo Bank, National Association	$5,000,000	$10,000,000	$15,000,000
All Lenders	$5,000,000	$10,000,000	$15,000,000

* Outstanding principal balance of the Term Loan after giving effect to the Term Loan prepayment on the Fourth Amendment Closing Date.